Exhibit 10.6

                            SOUTH PARK OFFICE CENTER


                               AGREEMENT OF LEASE

                                    BETWEEN

                 Hamad Jassim Althani by Rajai Zumot         LESSOR

                                      AND

            Blue Cross and Blue Shield of North Carolina     LESSEE


                               TABLE OF CONTENTS

Paragraph Number             Description                                    Page

     1.               Leased Premises......................................... 1
     2.               Term.................................................... 1
     3.               Rent.................................................... 1
     4.               Signs................................................... 2
     5.               Usage and Insurance..................................... 2
     6.               Janitorial Service...................................... 2
     7.               Building Services....................................... 2
     8.               Lessee's Electricity Charge............................. 3
     9.               Relocation.............................................. 3
     10.              Repairs and Maintenance................................. 3
     11.              Compliance with Laws, Rules and Regulations............. 4
     12.              Lessor Improvements..................................... 4
     13.              Alterations and Improvements.............................4
     14.              Condemnation............................................ 4
     15.              Fire and Casualty....................................... 4
     16.              Property insurance...................................... 4
     17.              Waiver of Subrogation................................... 4
     18.              Hold Harmless........................................... 5
     19.              Quiet Enjoyment......................................... 5
     20.              Lessor's Right of Entry................................. 5
     21.              Assignment or Sublease.................................. 5
     22.              Landlord's Lien......................................... 5
     23.              Uniform Commercial Code................................. 5
     24.              Default by Lessee....................................... 5
     25.              Remedies for Lessee's Default........................... 5
     26.              Waiver of Default or Remedy............................. 6
     27.              Acts of God............................................. 6
     28.              Attorney's Fees......................................... 6
     29.              Holding Over............................................ 6
     30.              Rights of First Mortgage................................ 6
     31.              Estoppel Certificates................................... 6
     32.              Cost of Living Increase................................. 6
     33.              Successors.............................................. 7
     34.              Rent tax................................................ 7
     35.              Definitions............................................. 7
     36.              Miscellaneous........................................... 7
     37.              Notice ................................................. 7
     38.              Entire Agreement and Limitation of Warranties .......... 7
     39.              Other Provisions ....................................... 8

                                   COMMERCIAL
                                LEASE AGREEMENT


THIS LEASE AGREEMENT is made and entered into as of the date set forth below between Hamad Jassim Althani by Rajai Zumot, hereafter referred to as "Lessor" and Blue Cross and Blue Shield of North Carolina, hereafter referred to as "Lessee".

                              W I T N E S S E T H

     LEASE PREMISES: In consideration of the rents, terms, provisions and covenants of this Lease, Lessor hereby leases, lets and demises to Lessee the following described premises (referred to as "leased premises") as shown on the floor plan annexed hereto as Exhibit A and containing approximately 11,851 rentable square feet situated at South Park Office Center, 3518 Westgate Drive, Durham, N.C. (sometimes referred to as "the building" or "the project"):






For purposes of prorating various expenses, leased premises will represent 20.44 percent of the building or project.

     2. TERM: (a) Subject to and upon the conditions set forth below, the term of the Lease shall commence on January 1, 1995 (the "commencement date") and shall expire on December 31, 1999 (which date shall be on the last day of the calendar month), unless sooner terminated as hereinafter provided. Lessor shall use its reasonable efforts to establish the "completion date" as December 31, 1994.

     (b) If the leased premises are not available for occupancy on the "commencement date" or "completion date," the Lease shall not be affected thereby and Lessee shall have no claim against Lessor as a result of the postponement of such date.

     3. RENT: (a) Lessee agrees to pay monthly as base rental during the term of this Lease the sum of See Exhibit D (Rental Schedule) ($___________), which amount shall be payable to Lessor at the address shown below on the first day of the month. One monthly installment of rent shall be due and payable on the date of execution of this Lease by Lessee for the first month's rent and a like monthly installment shall be due and payable on or before the first day of each calendar month succeeding the "commencement date" during the demised term; provided, that if the "commencement date" should be a date other than the first day of a calendar month, the monthly rental set forth above shall be prorated to the end of that calendar month, and all succeeding installments of rent shall be payable on or before the first day of each succeeding calendar month during the demised term. Lessee shall pay, as additional rental, all other sums due under this Lease. All rent and sums to be paid under the Lease are to be paid without set-off, abatement or deduction, except as specifically provided in the Lease. If the Lease terminates on a day other than the last day of a calendar month, the rent for said month will be prorated. See Exhibit F, attached hereto and incorporated herein by this reference for a continuation of Rent.

     (c) If any increase in the fire insurance premiums paid by Lessor for the building in which Lessee occupies space is caused by Lessee's use and occupancy of the leased premises or if Lessee vacates the leased premises and causes an increase in such premiums, the Lessee shall pay as additional rent, upon demand, the amount of such increase to Lessor.

     (d) Other remedies for nonpayment of rent notwithstanding, if the monthly rental payment is not received by Lessor on or before the tenth day of the month for which rent is due, or if any other payment due Lessor by Lessee is not received by Lessor on or before the tenth day following the date it was due, a late charge of five percent (5%) of such past due amount shall become due and payable in addition to such amounts owed under this Lease.

     (e) In the event the operating expenses (as defined below) of Lessor for the building and/or project of which the leased premises are part shall, in any calendar year during the term of this Lease, exceed the sum of *, Lessee agrees to pay as additional rental Lessee's pro rata share of such excess operating expenses. For purposes of this calculation, it is understood that the total square footage in the building is 57,976. Lessor shall, within nine months following the close of any calendar year for which additional rental is due under this paragraph, invoice Lessee for the additional rental. The invoice shall include in reasonable detail all computations of the additional rental, and Lessee agrees to pay the additional rental within ten days following receipt of the invoice. If this Lease shall terminate on a day other than the last day of a year, the amount of any additional rental payable by Lessee applicable to the year in which such termination shall occur shall be prorated on the ratio that the number of days from the commencement of such year to and including such termination date bears to 365. If at any time during the term of this Lease, Lessor has reason to believe the per square foot operating expenses for the calendar year will exceed the sum set forth above, Lessor may by invoice direct Lessee to prepay monthly one-twelfth of an amount equal to the additional rental paid in the previous year. If the invoice delivered within nine months following the close of a calendar year in accordance with this subparagraph 3(e) shows an amount owing by Lessee that is less than the sum of the monthly payments made by Lessee in the previous calendar year, the invoice shall be accompanied by a refund of the excess by Lessor to Lessee. If such invoice shows an amount owing by Lessee which is more than the sum of the monthly payments made by Lessee in the previous calendar year, Lessee shall pay such deficiency to Lessor within ten days after receipt of the invoice. During the year in which this Lease terminates, Lessor shall have the option to invoice Lessee for Lessee's pro rata share of the excess operating expenses based upon the previous year's excess operating expenses; Lessor shall invoice Lessee under this option within thirty days prior to the termination of this Lease or at any time thereafter. Lessee shall have the right, at its own expense and at a reasonable time, to audit Lessor's books relevant to the additional rentals due under this Paragraph 3. The provisions herein shall survive the expiration or sooner termination of the
Lease.                    *the Operating Expenses during the 1995 calendar year,

     (f) The term "operating expenses" as used above includes all expenses incurred with respect to the maintenance and operation of the building and/or project of which the leased premises are a part, including, but not limited to, maintenance and repair costs, electricity, fuel, water, sewer, gas and other utility charges, security, window washing, janitorial services, trash and snow removal, landscaping and pest control, management fees, wages and fringe benefits payable to employees of Lessor whose duties are connected with the operation and maintenance of the building and/or project, amounts paid to contractors or subcontractors for work or services performed in connection with the operation and maintenance of the building and/or project, all services, supplies, repairs, replacements or other expenses for maintaining and operating the building and/or project including common area, parking area, recreation area and plaza area maintenance. The term "operating expenses" also includes all real property taxes and installments of special assessments, including special assessments due to deed restrictions and/or owner's associations which are against the building and/or project of which the leased premises are part during the term of this Lease as well as all insurance premiums Lessor is required to pay or deems necessary to pay, including public liability insurance, with respect to the building and/or project. The term "operating expenses" shall also include capital improvements (amortized on a basis reasonably determined by Lessor) that are either required by law or result in cost savings in connection with the operation or maintenance of the building. The term "operating expenses" does not include any capital improvement to the building and/or project of which the leased premises are a part, nor shall it include income and franchise taxes of Lessor, expenses incurred in leasing to or procuring of tenants, leasing commissions, advertising expenses, expenses for the renovating of space for new tenants, interest or principal payments on any mortgage or other indebtedness of Lessor, compensation paid to any employee of Lessor above the grade of building superintendent nor any depreciation allowance or expense.

     4. SIGNS: (a) If the leased premises are within a multi-story building, Lessor will furnish and install a suitable building directory and establish suite numbers to facilitate locating and identifying Lessee's premises. In order to effect uniformity, to control the graphics, and to maintain dignified aesthetics, Lessor will also furnish and install at the entrance door to Lessee's premises a uniform suite number plate and a name plate. Signs, name plates or graphics which are wholly within the leased premises and not visible from the exterior of the building or from public spaces within the building will be permitted.

     (b) If the leased premises are within a single-story building which has integral exterior sign pylons or sign plaques, Lessee shall have the right to install letters upon a sign plaque approved by Lessor or upon the sign pylon adjacent to the leased premises, if space is available. The letters, numerals, emblems, trademarks, insignia and other designs shall be of non-illuminated plastic, porcelain enamel or aluminum and shall be individual cut-out letters using the surface of the pylon or sign plaque as background and shall be subject to approval of Lessor for the purpose of maintaining architectural continuity and quality of design. If Lessee has not installed a sign in accordance with the provisions of this paragraph within ninety (90) days following the commencement date of this Lease, Lessee's right to install a sign shall terminate.

     (c) If the leased premises are within a single-story building with or without integral exterior sign pylons, Lessee shall have the right to place lettering upon the entrance doors, plate glass windows or sign plaques of the leased premises; provided, however, that the lettering shall not exceed six inches in height and shall be subject to the approval of Lessor. If the leased premises open off a public corridor or lobby, Lessor will furnish and install a uniform member plate and name plate for Lessee for installation at the corridor door, and Lessor will furnish and install a suitable building directory to facilitate locating and identifying Lessee's premises.

     (d) Lessee agrees that no other sign (mobile or stationary) of any description shall be erected, placed or painted in or about the leased premises. Lessee shall, at Lessee's expense, remove all signs at the termination of this Lease, and the installation and removal shall be in such manner as to avoid injury, defacement or overloading of the building or other improvements.

     5. USAGE AND INSURANCE: Lessee warrants and represents to Lessor that the leased premises shall be used and occupied only for the purpose of general office use. Lessee shall occupy the leased premises, conduct its business and control its agents, employees, invitees and visitors in such a manner as is lawful reportable and will not create any nuisance or otherwise interfere with, annoy or disturb any other Lessee in its normal business operations or Lessor in its management of the building. Lessee shall not commit, or suffer to be committed, any waste on the leased premises, nor shall Lessee permit the leased premises to be used in any way which would, in the opinion of Lessor, be extra hazardous on account of fire or otherwise which would in any way increase or render void the fire insurance on the leased premises or contents of the building.

     6. JANITORIAL SERVICE: Lessor shall furnish janitorial services as set forth on Exhibit C attached hereto during the term of this Lease. The janitorial services shall be provided five times per week during the term of this Lease.

     7. BUILDING SERVICES: (a) Lessor agrees to furnish for the occupied portion of the leased premises, at Lessor's cost and expense, the following services:
(i) air conditioning, both heating and cooling (as required by the seasons), from 8:00 a.m. to 6:00 p.m. on weekdays and on Saturdays from 8:00 a.m. to 1:00 p.m. (except on legal holidays designated in the Building Rules and Regulations) and at such temperatures and in such amounts as may in the sole judgment of Lessor be reasonably required for comfortable use and occupancy under normal business operations; provided, that circulating air will not be available other than by air conditioning and if Lessee shall require air conditioning at any time other than the hours and days above specified, Lessor shall furnish the same for the area or areas specified in a written request by Lessee delivered to the superintendent of the building before 3:00 p.m. of the business day preceding the extra usage, and for such service Lessee shall pay Lessor as additional rent within five (5) days after receipt of a bill therefore, the sum of $25.00 per hour (subject to proportional adjustments to reflect increases or decreases in labor and utility costs) and if more than one Lessee has requested and is furnished this service for the same hour(s), it is understood that the charge will be prorated if such proration is reasonably possible and practicable, (ii) cold water (at the normal temperature of the supply of water to the building) for lavatory and toilet purposes, refrigerated water for drinking purposes, and hot water (from the regular building supply at prevailing temperatures) for lavatory purposes, all of such water service to be supplied from the regular supply of water to the building at points of supply provided for general use of tenants of the building through fixtures installed by Lessor or by Lessee with Lessor's prior written consent, (iii) janitor and maid service to the leased premises on weekdays other than holidays and such window washing and wall cleaning as may in the judgment of the Lessor be reasonably required, (iv) operatorless passenger elevators of ingress and egress from the floor(s) on which the leased premises are located, provide that Lessor may reasonably limit the number of elevators to be in operation on Saturdays, Sundays, and holidays, and freight elevator service in common with other Lessee's but only when scheduled through the manager of the building, (v) rest-room facilities, and (vi) electric lighting for all public areas and special service areas of the building in the manner and to the extent deemed by Lessor to be reasonable and standard including replacement of building standard light bulbs and tubes.

     (b) Lessor shall furnish and install window coverings on all exterior windows to maintain a uniform exterior appearance. Lessee shall not remove or replace these window coverings or install any other window covering which would affect the exterior appearance of the building. Lessee may install lined or unlined over draperies on the interior sides of the Lessor furnished draperies, for interior appearance, or to reduce light transmission, provided such over draperies do not affect the exterior appearance of the building.

     8. LESSEE'S ELECTRICITY CHARGE: Lessor shall furnish sufficient power for lighting and for typewriters, voice writers, calculating machines, and other standard office machines of similar low electrical consumption, but not including electricity for electronic data processing equipment, special lighting in excess of building standard, or any other equipment or machines other than such standard office machines or which require a nominal voltage of more than 120 volts single phase. If Lessee's requirements for electricity are in excess of those set forth in the preceeding sentences ('excess amounts of electricity'), (i) Lessee shall give Lessor written notice prior to placing any such equipment, machines or special lighting in the leased premises, (ii) Lessor shall make reasonable efforts to supply such service through the then existing feeders servicing the building and (iii) Lessee shall reimburse Lessor for the costs of excess amounts of electricity as set forth below.

     If Lessee has any equipment or machines that require excess amounts of electricity, Lessor reserves the right, at its sole option, except as provided hereinafter, to install a separate meter(s), at Lessee expense to be reimbursed to Lessor as additional rent upon demand for the leased premises or any part of parts thereof. If Lessee has excess electricity requirements for which Lessor does not elect to install separate meter(s), Lessor's engineer shall determine the amount of excess electricity to be billed to Lessee based on the power requirements of any such equipment, machines, or special lighting. If Lessee does not agree with the amount of such allocation, Lessee may require Lessor to exercise Lessor's option to install separate meter(s) by giving written notice to Lessor. Lessor shall not be liable in any way to Lessee for any failure or defect in the supply or character of electric energy furnished on the leased premises by reason of any requirement, act, or omission of the public utility serving the building with electricity. All installations of electrical fixtures, appliances, and equipment within the leased premises shall be subject to Lessor's prior written approval. All replacement lighting tubes and bulbs required in building standard fixtures in the leased premises will be furnished and installed by Lessor at Lessor's expenses. Whenever heat generating machines or equipment (other than such standard office machines) which affect the temperatures otherwise maintained by the air conditioning system, are used in the leased premises by Lessee, Lessor shall have the right to install supplemental air conditioning units in the leased premises, and the cost thereof, including the cost of installation operation, use and maintenance, shall be paid as additional rent by Lessee to Lessor on demand. The obligation of Lessor to furnish electrical service shall be subject to the rules and regulations of the supplier of such electricity and of any municipal or other governmental authority regulating the business of providing electrical utility service. Lessee covenants and agrees that at all times its use of electric current shall never exceed the capacity of existing feeders to the building, or the risers or wiring installations. Any riser or risers on wiring to meet Lessee's excess electrical requirements will be installed by Lessor upon written request of Lessee, at the sole cost and expense of Lessee to be reimbursed to Lessor as additional rent upon demand, if, in Lessor's sole judgment, the same are necessary and will not cause permanent damage or injury to the building or leased premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations, repairs or expense or interfere with or disturb other tenants or occupants.

     10. REPAIRS AND MAINTENANCE: (a) Unless otherwise expressly provided, Lessor shall not be required to make any improvements, replacements or repairs of any kind or character to the leased premises during the term of this Lease. Lessor shall not be liable to Lessee, except as expressly provided in this Lease, for any damage or inconvenience, and Lessee shall not be entitled to any abatement or deduction of rent by reason of any repairs, alterations or additions made by Lessor under this Lease. Lessee will be required to promptly repair all damage to the walls, doors, corridors, windows and other structures and equipment within and serving the leased premises, unless the same are necessitated by Lessor's negligence.

     (b) Lessee shall, at its own cost and expense, repair or replace any damage or injury to all or any part of the leased premises caused by Lessee or Lessee's agents, employees, invitees, licensees or visitors; provided, however, if Lessee fails to make the repairs or replacements promptly, Lessor may, at its option, make the repairs or replacements and Lessee shall pay Lessor the cost thereof plus an overhead charge equal to ten percent (10%) of the cost of such repairs or replacements; and payment of such cost and overhead shall be made on demand.

     (c) Lessee shall not allow any damage to be committed on any portion of the leased premises, and at the termination of this Lease, by lapse of time or otherwise, Lessee shall deliver the leased premises to Lessor in as good condition as existed at the commencement date or completion date of this Lease, ordinary wear and tear excepted. The cost and expense of any repairs necessary to restore the condition of the leased premises shall be borne by Lessee, and if Lessor undertakes to restore the leased premises it shall have a right of reimbursement against Lessee.

     (d) All requests for repairs or maintenance that are the responsibility of Lessor pursuant to any provision of this Lease must be made in writing to Lessor at the address set forth below.

     11. COMPLIANCE WITH LAWS, RULES AND REGULATIONS: Lessee, at Lessee's expense, shall comply with all laws, ordinances, orders, rules and regulations of state, federal, municipal or other agencies or bodies having jurisdiction relating to the disposal of waste including Hazardous Waste, use, condition and occupancy of the leased premises. Lessee will comply with the rules of the building adopted by Lessor which are set forth on a schedule attached to this Lease. Lessor shall have the right at all times to change the rules and regulations of the building or to amend them in any reasonable manner as may be deemed advisable for the safety, care and cleanliness, and for the preservation of good order, of the leased premises. All changes and amendments in the rules and regulations of the building will be sent by Lessor to Lessee in writing and shall thereafter be carried out and observed by Lessee.

     12. LESSOR IMPROVEMENTS: If construction to the leased premises is to be performed by Lessor prior to Lessee's occupancy, Lessor will, at its expense, commence and/or complete the construction of the improvements constituting the leased premises, including partitions, in accordance with floor plan (attached Exhibit A), and its specifications agreed to by the parties and made a part of this Lease by reference. The plans and specifications shall be approved and signed by the parties prior to the commencement of construction. Any changes or modifications to the approved plans and specifications shall be made and accepted by written change order signed by Lessor and Lessee and shall constitute an amendment to this Lease. Upon completion of the building and other improvements in accordance with the plans and specifications, Lessee agrees to execute and deliver to Lessor a letter accepting delivery of the leased premises.

     13. ALTERATIONS AND IMPROVEMENTS: Lessee shall not make or allow to be made any alterations or physical additions in or to the leased premises without first obtaining the written consent of Lessor, Lessee shall remove all liens of accord that may result from the performance of any alteration or additions. Any alterations, physical additions or improvements to the leased premises made by Lessee shall at once become the property of Lessor and shall be surrendered to Lessor upon the termination of this Lease, except that the foregoing shall not apply to moveable equipment or furniture owned by Lessee which may be removed by Lessee at the end of the term of this Lease if Lessee is not then in default and if such equipment and furniture is not then subject to any other rights, liens and interests of Lessor. Lessor, at its option, may require Lessee to remove any physical additions and/or repair any alterations in order to restore the leased premises to the condition existing at the time Lessee took possession, all costs of removed and/or alterations to be borne by Lessee. If Lessee does not remove moveable equipment, or furniture or other personal property not owned by Lessor from the leased premises after Lessor's written request at the end of the term of the Lease, such property will be deemed abandoned by Lessee and Lessor may dispose of such property as Lessor sees fit and, if Lessor disposes of such property, Lessor shall recover its costs incurred for the removal and disposal thereof. The provisions of this Paragraph 13 shall survive the expiration or sooner termination of the Lease.

     14. CONDEMNATION: (a) If, during the term (or any extention or renewal) of this Lease, all or a substantial part of the leased premises or the building (other than the leased premises) are taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain or by purchase in lieu thereof, and the taking would prevent or materially interfere with the use of the leased premises for the purpose for which they are then being used, this lease shall terminate and the rent shall be abated during the unexpired portion of this Lease effective on the date physical possession is taken by the condemning authority. Lessee shall have no claim to the condemnation award.

     (b) In the event a portion of the leased premises shall be taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain or by purchase in lieu thereof, and this Lease is not terminated as provided in subparagraph (a) above, Lessor may, at Lessor's sole risk and expense, restore and reconstruct the building and other improvements on the leased premises to the extent necessary to make it reasonably tenantable. The rent payable under this Lease during the unexpired portion of the item shall be adjusted to such an extent as may be fair and reasonable under the circumstances. Lessee shall have no claim to the condemnation award.

     15. FIRE AND CASUALTY: (a) If the leased premises or a portion of the building other than the leased premises should be totally destroyed by fire or other casualty, or if the leased premises or a portion of the building other than the leased premises should be so damaged so that rebuilding cannot reasonably be completed within one hundred and twenty (120) working days after the date of written notification by Lessee to Lessor of the destruction, this Lease shall terminate and the rent shall be abated for the unexpired portion of the Lease, effective as of the date of the written notification.

     (b) If the leased premises should be partially damaged by fire or other casualty, and rebuilding or repairs can reasonably be completed within one hundred and twenty (120) working days from the date of written notification by Lessee to Lessor of the destruction, this Lease shall not terminate, but the Lessor may at sole risk and expense proceed with reasonable diligence to rebuild or repair the building or other improvements (other than improvements which Lessor is not obligated to insure pursuant to Paragraph 16) to substantially the same condition in which they existed prior to the damage. If the leased premises are to be rebuilt or repaired and are untenantable in whole or in part following the damage, and the damage or destruction was not caused or contributed to by act or negligence of Lessee, its agents, employees, invites or those for whom Lessee is responsible, the rent payable under the Lease during the period for which the leased premises are untenantable shall be adjusted to such an extent as may be fair and reasonable under the circumstances. In the event that Lessor fails to complete the necessary repairs or rebuilding within one hundred and twenty (120) working days from the date of written notification by Lessee to Lessor of the destruction plus the number of days by which such repairs or rebuilding are delayed by reason of acts of God or force majeure, Lessee may at its option terminate this Lease by delivering written notice of termination to Lessor, where upon all rights and obligations under this Lease shall cease to exist.

     16. PROPERTY INSURANCE: Lessor shall not be obligated in any way or manner to insure any personal property (including, but not limited to, any furniture, machinery, goods or supplies) of Lessor or which Lessee may have upon or within the leased premises or any fixtures installed by or paid for by Lessee upon or within the leased premises or any additional improvements which Lessee may construct on the leased premises. Lessee shall be required to maintain amounts of insurance (personal injury and property damage and, in connection with the performance of alterations, workmen's compensation) reasonably required by Lessor, but in no event less than $1,000,000.00 combined single limit with respect to personal injury and property damage, the amount required by statute with respect to workmen's compensation. All such insurance shall be carried with insurers reasonably acceptable to Lessor. Lessee shall provide Lessor with evidence of insurance, on an annual basis.

     17. WAIVER OF SUBROGATION: Anything in this Lease to the contrary notwithstanding, Lessor and Lessee hereby waive and release each other of and from any and all rights of recovery, claim, action or cause of action, against each other, their agents, officers and employees, for any loss or damage that may occur to the leased premises, improvements to the building of which the leased premises are a part, or personal property (building contents) within the building, by reason of fire or the elements regardless of cause or origin, including negligence of Lessor or Lessee and their agents, officers and employees. Because this paragraph will preclude the assignment of any claim mentioned in it by way of subrogation or otherwise to an insurance company or any other person, each party to this Lease agrees immediately to give to each insurance company which has issued to it policies of insurance covering all risk of direct physical loss, written notice of the terms of the mutual waivers contained in the paragraph, and to have the insurance policies properly endorsed, if necessary, to prevent the invalidation of the insurance coverages by reason of the mutual waivers contained in this paragraph.

     18. HOLD HARMLESS: There shall be no liability of Lessor hereunder arising from any injury to person or damage to property, unless such injury results from the negligence or misconduct of Lessor, its agents, servants, or employees. There shall be no allowance to Lessee for a diminution of rental value arising from any building or improvements located on the leased premises becoming out of repair, or caused by leakage of gas, oil, water or steam or by electricity emanating from the leased premises. Lessee shall indemnify Lessor and hold it harmless from and against any loss, attorney's fee, expense or claim arising from the use or occupation of the leased premises by Lessee or by anyone in the leased premises with Lessee's permission, and/or from any breach of the lease by Lessee.

     19. QUIET ENJOYMENT: Lessor warrants that it has full right to execute and to perform this Lease and to grant the estate demised and that Lessee, upon payment of the required rents and performing the terms, conditions, covenants and agreements contained in this Lease, shall peaceably and quietly have, hold and enjoy the leased premises during the full term of this Lease as well as any extention or renewal thereof, subject to the provisions of this Lease. Lessor shall not be responsible for the acts or omissions of any other Lessee or third party that may interfere with Lessee's use and enjoyment of the leased premises.

     20. LESSOR'S RIGHT OF ENTRY: Lessor shall have the right, at all reasonable hours, to enter the leased premises for the following reasons: cleaning or making repairs; making alterations or additions as Lessor may deem necessary or desirable; determining Lessee's use of the leased premises, determining if an act of default under this Lease has occurred, or for the purpose of showing the leased premises to prospective purchasers, mortgagees, and tenants.

     21. ASSIGNMENT OR SUBLEASE: Lessor shall have the right to transfer and assign, in whole or in part, its rights and obligations in the building and property that are the subject of this Lease. Lessee shall not assign this Lease or sublet all or any part of the leased premises. The transfer of a majority of shares or partnership interests in Lessee, will be deemed an assignment in violation of this Lease. Without limiting the generality of the foregoing, Lessor shall have the option, upon receipt from Lessee of written request for Lessor's consent to subletting or assignment, setting forth the date that the requested subletting or assignment is to be effective, to cancel this Lease as of such date. The option shall be exercised, if at all, within fifteen (15) days following Lessor's receipt of such written request by delivery to Lessee of written notice of Lessor's intention to exercise the option. In the event of any assignment or subletting, Lessee shall nevertheless at all times remain fully responsible and liable for the payment of the rent and for compliance with all of its other obligations under the terms, provisions and covenants of this Lease. Upon the occurrence of an "event of default" as defined below, if all or any part of the leased premises are then assigned or sublet, Lessor, in addition to any other remedies provided by this lease or provided by law, may, at its option, collect directly from the assignee or subtenant all rents becoming due to Lessee by reason of the assignment or sublease, and Lessor shall have a security interest in all properties on the leased premises to secure payment of such sums. Any collection directly by Lessor from the assignee or subtenant shall not be construed to constitute a novation or a release of Lessee from the further performance of its obligations under this Lease.

     22. LANDLORD'S LIEN: As security for payment of rent, damages and all other payments required to be made by this Lease, Lessee hereby grants to Lessor a lien upon all property of Lessee now or subsequently located upon the leased premises. If Lessee abandons or vacates any substantial portion of the leased premises or is in default in the payment of any rentals, damages or other payments required to be made by this Lease or is in default of any other provision of this Lease, Lessor may enter upon the leased premises, by picking or changing locks if necessary, and take possession of all or any part of the personal property, and may sell all or any part of the personal property at a public or private sale, in one or successive sales, with or without notice, to the highest bidder for cash, and on behalf of Lessee, sell and convey all or part of the personal property to the highest bidder, delivering to the highest bidder all of Lessee's title and interest in the personal property sold to him. The proceeds of the sale of the personal property shall be applied by Lessor toward the reasonable costs and expenses of the sale, including attorney's fees, and then toward the payment of all sums then due by Lessee to Lessor under the terms of this Lease; any excess remaining shall be paid to Lessee or any other person entitled thereto by law.

     23. UNIFORM COMMERCIAL CODE: This Lease is intended as and constitutes a security agreement within the meaning of the Uniform Commercial Code of the state in which the leased premises are situated and, Lessor, in addition to the rights prescribed in this Lease, shall have all of the rights, titles, liens and interests in and to Lessee's property now or hereafter located upon the leased premises which are granted a secured party, as that term is defined, under the Uniform Commercial Code to secure the payment to Lessor of the various amounts provided in this Lease. Lessee will on request execute and deliver to Lessor a financing statement for the purpose of perfecting Lessor's security interest under this Lease or Lessor may file this Lease or a copy thereof as a financing statement.

     24. DEFAULT BY LESSEE: The following shall be deemed to be events of default by Lessee under this Lease;

     (a) Lessee shall fail to pay when due any installment of rent or any other payment required persuant to this Lease:
     (b) Lessee shall abandon any substantial portion of the leased premises;
     (c) Lessee shall fail to comply with any term, provision or covenant of this Lease, other than the payment of rent, and the failure is not cured within five (5) days after written notice to Lessee;
     (d) Lessee shall file a petition or be adjudged bankrupt or insolvent under federal bankruptcy law or any similar law or statute of the United States or any state; or a receiver or trustee shall be appointed for all or substantially all of the assets of Lessee; or Lessee shall make a transfer in fraud of creditors or shall make an assignment for the benefit of creditors; or
     (e) Lessee shall do or permit to be done any act which results in a lien being filed against the leased premises or the building and/or project of which the leased premises are a part.

     25. REMEDIES FOR LESSEE'S DEFAULT: Upon the occurrence of any event of default set forth in this Lease, Lessor shall have the option to pursue any one or more or all of the following remedies without any notice or demand;

     (a) Terminate this Lease, in which event Lessee shall immediately surrender the leased premises to Lessor, and if Lessee fails to surrender the leased premises, Lessor may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the leased premises, by picking or changing locks if necessary, and lock out, expel, or remove Lessee and any other person who may be occupying all or any part of the leased premises without being liable for prosecution of any claim for damages. Lessee agrees to pay on demand the amount of all loss and damage which Lessor may suffer by reason of the termination of the Lease under this subparagraph, whether through inability to relet the lease premises on satisfactory terms or otherwise.

     (b) Enter upon and take possession of the leased premises, by picking or changing locks if necessary, and lock out, expel or remove Lessee and any other person who may be occupying all or any part of the leased premises without being liable for any claim for damages, and relet the leased premises on behalf of Lessee and receive directly the rent by reason of the reletting. Lessee agrees to pay Lessor on demand any deficiency that may arise by reason of any reletting of the lease premises; further, Lessee agrees to reimburse Lessor for any expenditures made by it for remodeling or repairing in order to relet the leased premises.

     (c) Enter upon the leased premises, by picking or changing locks if necessary without, being liable for prosecution of any claim for damages, and do whatever Lessee is obligated to do under the terms of this Lease. Lessee agrees to reimburse Lessor on demand for any expenses which Lessor may incur in effecting compliance with Lessee's obligations under this Lease; further, Lessee agrees that Lessor shall not be liable for any damages resulting to Lessee from effecting compliance with Lessee's obligations under this subparagraph caused by the negligence of Lessor or otherwise.

     26. WAIVER OF DEFAULT OR REMEDY: Failure of Lessor to declare an event of default immediately upon its occurance, or delay in taking any action in connection with an event of default, shall not constitute a waiver of the default, but Lessor shall have the right to declare the default at any time and take such action as is lawful or authorized under this Lease. Pursuit of any one or more of the remedies set forth in Paragraph 25 above shall not preclude pursuit of any one or more of the other remedies provided in Paragraph 25 above or elsewhere in this Lease or provided by law, nor shall pursuit of any remedy provided constitute forfeiture or waiver of any rent or damages accruing to Lessor by reason of the violation of any of the terms, provisions or covenants of this Lease. Failure by Lessor to enforce one or more of the remedies provided upon an event of default shall not be deemed or construed to constitute a waiver of the default or of any other violation or breach of any of the terms, provisions and covenants contained in this Lease.

     27. ACTS OF GOD: Lessor shall not be required to perform any covenant or obligation in this Lease, or be liable in damages to Lessee, so long as the performance or non-performance of the covenant or obligation is delayed, caused by or prevented by an act of God or force majeure.

     28. ATTORNEY'S FEES: In the event Lessee defaults in the performance of any of the terms, covenants, agreements or conditions contained in this Lease and Lessor places in the hands of an attorney the enforcement of all or any part of this Lease or the collection of any rent due or to become due or recovery of the possession of the leased premises, then in any of such events. Lessee agrees to pay Lessor reasonable attorney's fees for the services of the attorney, whether suit is actually filed or not. In no event shall the attorney's fees be less than fifteen percent of the outstanding balance owed by Lessee to Lessor.

     29. HOLDING OVER: In the event of holding over by Lessee after the expiration or termination of this Lease, the hold over shall be as a tenant at will and all of the terms and provisions of this Lease shall be applicable during that period, except that Lessee shall pay Lessor as rental for the period of such hold over an amount equal to one and one-half the rent which would have been payable by Lessee had the hold over period been a part of the original term of this Lease. Lessee agrees to vacate and deliver the leased premises to Lessor upon Lessee's receipt of notice from Lessor to vacate. The rental payable during the hold over period shall be payable to Lessor on demand. No holding over by Lessee, whether with or without consent of Lessor, shall operate to extend this Lease except as otherwise expressly provided.

     30. RIGHTS OF FIRST MORTGAGEE: This Lease is and shall be subject and subordinate to all ground or underlying leases which may now or hereafter affect the building and to all mortgages and deeds of trust which may now or hereafter affect such leases or the building, and to all renewals, refinancings, modifications, replacements and extensions thereof (each, a 'superior instrument'), and to any lien created thereby. Lessee shall promptly execute and deliver any certificate that the holder of a superior instrument (the 'Holder') may reasonably request to confirm the subordination and Lessor is hereby irrevocably designated as attorney-in-fact for Lessee to deliver any such certificate to the Holder in the name, place and stead of Lessee. In the event the Holder succeeds to the interest of Lessor under this Lease, it shall not (i) have any liability for refusal or failure to perform or complete any work required to be done by Lessor under this Lease or any work letter annexed thereto, or to prepare the leased premises for Lessee's occupancy, or have any liability under any guaranty of indemnification with respect to such work, or otherwise to prepare the leased premises for occupancy in accordance with the provisions of this Lease, (ii) be liable for any act, omission or default of any prior Lessor under this Lease, (iii) be subject to any offsets, claims or defenses which shall have theretofore accrued to Lessee against any prior Lessor, (iv) be bound by any rent or additional rent which the Lessee might have paid to any prior Lessor for more than one month in advance, (v) be bound by any modification, amendment, abridgement, cancellation or surrender of this Lease to which the Holder shall not have consented in writing. In the case of any foreclosure or conveyance by deed in lieu of foreclosure under any superior instrument, the rights and remedies of Lessee in respect of any obligations of any successor Lessor under this Lease shall be nonrecourse as to any assets of such successor Lessor other than its equity in the building. In the event the Holder shall succeed to the interest of Lessor under this Lease, whether through possessory or foreclosure action or deed in lieu of foreclosure, this Lease shall, at the option of the Holder, not be terminated or affected by such foreclosure or any of such proceedings and Lessee shall attorn to and recognize the Holder as its Lessor upon the terms, covenants, conditions and agreements contained in this Lease to the same extent and in the same manner as if this Lease was a direct lease between the Holder and Lessee, except as otherwise provided above.

     31. ESTOPPEL CERTIFICATES: Lessee agrees to furnish promptly, from time to time, upon request of Lessor or any mortgagee, an estoppel certificate to Lessor, any person designated by Lessor or any mortgagee, in the form attached hereto as Exhibit B.

     33. SUCCESSORS: This Lease shall be binding upon and inure to the benefit of Lessor and Lessee and their respective heirs, personal representatives, successors and assigns. It is hereby covenanted and agreed that should Lessor's interest in the leased premises cease to exist for any reason during the term of this Lease, then notwithstanding the happening of such event this Lease nevertheless shall remain unimpaired and in full force and effect and Lessee hereunder agrees to attorn to the then owner of the leased premises.

     34. RENT TAX: If applicable in the jurisdiction where the leased premises are situated, Lessee shall pay and be liable for all rental, sales and use taxes or other similar taxes, if any, levied or imposed by any city, state, county or other governmental body having authority, such payments to be in addition to all other payments required to be paid to Lessor by Lessee under the terms of this Lease. Any such payment shall be paid concurrently with the payment of the rent upon which the tax is based as set forth above.

     35. DEFINITIONS: The following definitions apply to the terms set forth below as used in this Lease;

     (a) "Abandon" means the vacating of all or a substantial portion of the leased premises by Lessee, whether or not Lessee is in default of the rental payments due under this Lease.


     (b) An "act of God" or "force majeure" is defined for purposes of this Lease as strikes, lockouts, sit-downs, material or labor restrictions by any governmental authority, unusual transportation delays, riots, floods, washouts, explosions, earthquakes, fire, storms, weather (including wet grounds or inclement weather which prevents construction), acts of the public enemy, wars, insurrections and any other cause not reasonably within the control of Lessor and which by the exercise of due diligence Lessor is unable, wholly or in part, to prevent or overcome.

     (c) The "commencement date" shall be the date set forth in Paragraph 2. The "commencement date" shall constitute the commencement of this Lease for all purposes, whether or not Lessee has taken possession.

     (d) The "completion date" shall be the date on which the improvements erected and to be erected upon the leased premises shall have been substantially completed in accordance with the plans and specifications described in Paragraph
12. Lessor shall use its reasonable efforts to establish the "completion date" as the date set forth in Paragraph 2. In the event that the improvements have not in fact been completed as of that date, Lessee shall notify Lessor in writing of its objections. Lessor shall have a reasonable time after delivery of the notice in which to take such corrective action as may be necessary, and shall notify Lessee in writing as soon as it deems such corrective action has been completed so that the improvements are completed and ready for occupancy. Taking of possession by Lessee shall be deemed to establish conclusively that the improvements have been completed and that the leased premises are in good and satisfactory condition, as of the date possession was so taken by Lessee, except for latent defects, if any.

     (e) "Real property tax" means all school, city, state and county taxes and assessments including special district taxes or assessments.

     (f) "Square feet" or "square foot" as used in this Lease includes the area contained within the space occupied by Lessee together with a common area percentage factor of Lessee's space proportionate to the total building area.

     (g) "Lessor" as used in this Lease means only the owner, or the mortgagee in possession, for the time being of the building or the land on which the building is situated (the "Land") (or the owner of a lease of the building or of the land and the building), so that in the event of any transfer of title to said land and building or said lease, or in the event of a lease of the building, or of the land and building, upon notification to Lessee of such transfer or lease the said transferor Lessor shall be and hereby is entirely freed and relieved of all existing or future covenants, obligations and liabilities of Lessor hereunder.

     36. MISCELLANEOUS: The captions appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of such paragraph. If any provision of this Lease shall ever be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Lease, and such other provisions shall continue in full force and effect.

     37. NOTICE: (a) All rent and other payments required to be made by Lessee shall be payable to Lessor at the first address set forth below.

     (b) All payments required to be made by Lessor to Lessee shall be payable to Lessee at the address set forth below, or at any other address within the United States as Lessee may specify from time to time by written notice.

     (c) Any notice or document required or permitted to be delivered by this Lease shall be deemed to be delivered (whether or not actually received) when deposited in the United States Mail, or hand delivered, postage prepaid, certified mail, return receipt requested, addressed to the parties at all respective addresses set out below:


               LESSOR:                                      LESSEE:
     Hamad Jassim Althani by Rajai Zumot          Blue Cross and Blue Shield of North Carolina
     c/o Property Resources                       P.O. Box 2291
     P.O. Box 19206                               Durham, NC 27702-2291
     Raleigh, North Carolina 27619
     Attention: Mark Andrews                      Attn:     Conway Spiers
                                                            Senior Vice President Finance

     38. ENTIRE AGREEMENT AND LIMITATION OF WARRANTIES: IT IS EXPRESSLY AGREED BY LESSEE, AS A MATERIAL CONSIDERATION FOR THE EXECUTION OF THIS LEASE, THAT THIS LEASE, WITH THE SPECIFIC REFERENCES TO WRITTEN EXTRINSIC DOCUMENTS, IS THE ENTIRE AGREEMENT OF THE PARTIES; THAT THERE ARE AND WERE NO VERBAL REPRESENTATIONS, WARRANTIES, UNDERSTANDINGS, STIPULATIONS, AGREEMENTS OR PROMISES PERTAINING TO THIS LEASE OR THE EXPRESSLY MENTIONED WRITTEN EXTRINSIC DOCUMENTS NOT INCORPORATED IN WRITING IN THIS LEASE. LESSOR AND LESSEE EXPRESSLY AGREE THAT THERE ARE AND SHALL BE NO IMPLIED WARRANTIES OF MERCHANTABILITY.

HABITABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OF ANY OTHER KIND ARISING OUT OF THIS LEASE AND THERE ARE NO WARRANTIES WHICH EXTEND BEYOND THOSE EXPRESSLY SET FORTH IN THIS LEASE. IT IS LIKEWISE AGREED THAT THIS LEASE MAY NOT BE ALTERED, WAIVED, AMENDED OR EXTENDED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY BOTH LESSOR AND LESSEE. THE FOLLOWING DOCUMENTS ARE ATTACHED HERETO AND INCORPORATED HEREIN BY REFERENCES.

     39. HAZARDOUS WASTE: Tenant further covenants and agrees that it will not use, keep or suffer to be kept, or generate or store any hazardous substances, pollutants or contaminants (collectively, "Hazardous Substance") in, upon or about the Premises or the Building. Tenant shall promptly remove and clean up any Hazardous Substance brought on to or about the Premises or the Building in violation of this provision. Tenant shall indemnify Landlord for all costs and expenses, incurred by Landlord to correct any violation of this covenant, or to remove, neutralize or render harmless any Hazardous Substance, or to comply with the requirements of any regulatory body having jurisdiction over hazardous substances, or to contest the actions of any such regulatory body with respect to the Building. Tenant's agreement to indemnify Landlord just given shall survive the termination of this Lease. In the event of a breach of this covenant, then in addition to any other remedies available to Landlord, Landlord at its sole option may declare Tenant to be immediately in default hereof and in forfeiture of its rights to occupy the Premises under this Lease, and may cause Tenant to be immediately removed from the Premises, which events shall not release Tenant from its covenant to pay Rent or otherwise relieve Tenant from any monetary obligation under this lease.

     40. OTHER PROVISIONS:

          See Attached Exhibit E "Expansion Option"/"Renewal Option".





LESSOR'S LIABILITY:

Lessee agrees to look solely to Lessor's interest in the property, or the lease of the building or of the property, and the leased premises, for the satisfaction of any right or remedy of Lessee for the collection of a judgment (or other judicial process) requiring the payment of money by Lessor, in the event of any liability by Lessor, and no other property or assets of Lessor shall be subject to levy, execution, attachment, or other enforcement, procedure for the satisfaction of Lessee's remedies under or with respect to the Lease, the relationship of Landlord and Lessee hereunder, or Lessee's use and occupancy of the demised premises, or any other liability of Landlord to Lessee.

Signed at /s/      Rajai Zumot     , this 8th day of November, 1994.
          -------------------------       ---        --------    --

                    LESSOR:                       LESSEE:

                                             BLUE CROSS AND BLUE SHIED OF
HAMAD JASSIM ALTHANI BY RAJAI ZUMOT               NORTH CAROLINA
-----------------------------------          -----------------------------------

Property Resources as Agent                  By /s/ Kenneth C. Otis II
                                                --------------------------------

By: /s/ (Signature Illegible)                Kenneth C. Otis, II, President
    -------------------------------          -----------------------------------
    PRINCIPAL                                     (Type Name and Title)



                                             Attest:
                                             (Corporate Seal)

                                             By /s/ (Signature Illegible)
                                                --------------------------------

                                             --------------------------Secretary

                                   EXHIBIT A

                              LEASED PREMISES AND

                              LESSOR IMPROVEMENTS


Leased Premises:
----------------

(Diagram of Southpark Center's third floor appears here, depicting premises that are leased.)



                              LESSOR IMPROVEMENTS:

Lessor shall provide an allowance for Lessor Improvements of $90,000.00 to retrofit the Leased Premises. Any costs beyond this level shall be paid for by Lessee. The plans and specifications shall be approved and signed by both parties prior to the commencement of construction.

                                   Exhibit B

                          Form of Estoppel Certificate

     The undersigned __________________________________________________________
("Lessee"), in consideration of One Dollar ($1.00) and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby certifies to ________________________________________________________
("Lessor"), [the holder or prospective holder of any mortgage or deed of trust covering the property] (the "Mortgagee") and [the vendee under any contract of sale with respect to the Property] (the "Purchaser") as follows:

     1. Lessee executed and exchanged with Lessor a certain lease (the "Lease"), dated ________________________, 19________, covering the _______________________
floor shown attached on the plan annexed hereto as Exhibit A (the "leased premises") in the building located in the _____________________________________
known as and by the street number __________________________ (the "Property"), for a term to commence (or which commenced) on ___________________, 19______, and to expire on ______________________________________.

     2. The Lease is in full force and effect and has not been modified, changed, altered or amended in any respect.

     3. Lessee has accepted and is now in possession of the leased premises and is paying the full rental under the Lease.

     4. The base rental payable under the Lease is $__________________ per month. The base rental and all additional rent and other charges required to be paid under the Lease have been paid for the period up to and including
________________________.

     5. No rent under the Lease has been paid for more than thirty (30) days in advance of its due date.

     6. All work required under the Lease to be performed by Lessor has been completed to the full satisfaction of Lessee.

     7. There are no defaults existing under the Lease on the part of either Lessor or Lessee.

     8. There is no existing basis for Lessee to cancel or terminate the Lease.

     9. As of the date hereof, there exists no valid defense, offsets, credits, deductions in rent or claims against the enforcement of any of the agreements, terms, covenants or conditions of the Lease.

     10. Lessee affirms that any disputes with Lessor giving rise to a claim against Lessor is a claim under the Lease only and is subordinate to the rights of the holder of all mortgages or deeds of trust of the fee or leasehold of the building and shall be subject to all the terms, conditions and provisions thereof. Any such claims are not offsets to or defense against enforcement of the Lease.

     11. Lessee affirms that any dispute with Lessor giving rise to a claim against Lessor is a claim under the Lease only and is subordinate to the rights of the Purchaser pursuant to any contract of sale. Any such claims are not offsets to or defense against enforcement of the Lease.

     12. Lessee affirms that any claims pertaining to matters in existence at the time Lessee took possession and which are known to or which were then readily ascertainable by Lessee shall be enforced solely by money judgment and/or specific performance against Lessor named in the Lease and may not be enforced as an offset to or defense against enforcement of the Lease.

     13. There are no actions, whether voluntary or otherwise, pending against Lessee under the bankruptcy laws of the United States or any state thereof.

     14. There has been no material adverse change in Lessee's financial condition between the date hereof and the date of the execution and delivery of the Lease.

     15. Lessee acknowledges that Lessor has informed Lessee that an assignment of Lessor's interest in the Lease has been or will be made to the Mortgagee and that no modification, revision, or cancellation of the Lease or amendments thereto shall be effective unless a written consent thereto of the Mortgagee is first obtained, and that until further notice payments under the Lease may continue as heretofore.

     16. Lessee acknowledges that Lessor has informed Lessee that Lessor has entered into a contract to sell the Property to Purchaser and that no modification, revision or cancellation of the Lease or amendments thereto shall be effective unless a written consent thereto of the Purchaser has been obtained.

     17. This certification is made to induce Purchaser to consummate a purchase of the Property and to induce Mortgagee to make and maintain a mortgage loan secured by the Property and/or to disburse additional funds to Lessor under the terms of its agreement with Lessor, knowing that said Purchaser and Mortgagee rely upon the truth of this certification in making and/or maintaining such purchase or mortgage or disbursing such funds, as applicable.

     18. Except as modified herein, all other provisions of the Lease are hereby ratified and confirmed.


By: ______________________________________
                    LESSEE

___________________________________________
                     DATE

                                   Exhibit C

                     Specifications for Janitorial Services


DAILY:                   OFFICES, KITCHENETTE
                         Empty waste containers and reline
                         Empty and wipe ash trays
                         Dust horizontal surfaces
                         Dust window ledges
                         Vacuum rugs and carpeting
                         Clean drinking fountains
                         Spot wash partitions, walls, and doors as needed Spot clean rugs and carpeting
                         Clean all door glass
                         Clean stairwells
                         Sweep or dust tile floors
                         Spot mop tile floors and clean stains
                         Clean sinks and counters in kitchenette

                         RESTROOMS
                         Empty waste containers
                         Clean and polish sinks
                         Clean and sanitize urinals
                         Clean and sanitize toilets
                         Spot wash partitions and walls
                         Clean and wash mirrors
                         Replenish all paper and soap dispensers
                         Replenish sanitary napkins
                         Sweep and mop floors with disinfectant

                         ENTRANCES AND WALKWAYS
                         Wash entry door glass
                         Main entrance swept and polished
                         Mats lifted and swept

                         ELEVATORS
                         Metal inside and outside dusted and polished
                         Carpets cleaned and vacuumed
                         Elevator tracks vacuumed

WEEKLY:                  Dust vertical surfaces (ledges, door jambs, etc.)
                         Damp mop floors

MONTHLY:                 Wash all exterior lobby glass, inside and outside
                         Refinish lobby floor

QUARTERLY:               Strip and refinish tile floors
                         Clean baseboards
                         Clean air grills and vents

MISCELLANEOUS:           Extra charge, upon request only
                         Refer to cost of services
                         Any services not covered under contract

TOWER SECTION (IF APPLICABLE)

21. Movement in or out of the building of furniture or office supplies and equipment, or dispatch or receipt by Lessee of any merchandise or materials, which require use of elevators or stairways, or movement through the building entrances or lobby, shall be restricted to hours designated by Lessor. All such movement shall be under supervision of Lessor and carried out in the manner agreed between Lessee and Lessor by prearrangement before performance. Such prearrangement will include determination by Lessor of time, method, and routing of movement and limitations imposed by safety or other concerns which may prohibit any article, equipment or any other item from being brought into the building. Lessee assumes, and shall indemnify Lessor against, all risks and claims of damage to persons and properties arising in connection with any said movement.

22. Lessor will provide and maintain an alphabetical directory board in the ground floor lobby of the building and allot one name strip for Lessee.

23. Lessor shall not be liable for any damages from the stoppage of elevators for necessary or desirable repairs or improvements or delays of any sort of duration in connection with the elevator service.

     It is Lessor's desire to maintain in the building or project the highest standard of dignity and good taste consistent with comfort and convenience for Lessees. Any action or condition not meeting this high standard should be reported directly to Lessor. Your cooperation will be mutually beneficial and sincerely appreciated. Lessor reserves the right to make such other and further reasonable rules and regulations as in its judgment may from time to time be necessary, for the safety, care and cleanliness of the leased premises, and for the preservation of good order therein.

                                   EXHIBIT D

                                 RENT SCHEDULE

During the first through the twelfth month of the Term, Monthly Rent shall be Fifteen Thousand Three Hundred and Seven dollars and Fifty Four cents ($15,307.54).

During the thirteenth through the twenty-fourth month of the Lease Term, monthly rent shall be Fifteen Thousand Nine Hundred and Nineteen dollars and Eighty
Four cents ($15,919.84).

During the twenty-fifth through the thirty-sixth month of the Lease Term, Monthly Rent shall be Sixteen Thousand Five Hundred Fifty Six dollars and Sixty Four cents ($16,556.64).

During the thirty-seventh through the forty-eighth month of the Lease Term, Monthly Rent shall be Seventeen Thousand Two Hundred Eighteen dollars and Ninety cents ($17,218.90).

During the forty-ninth through the sixtieth month of the Lease Term, Monthly Rent shall be Seventeen Thousand Nine Hundred and Seven dollars and Sixty-Six Cents ($17,907.66).

                                   EXHIBIT E

                       EXPANSION OPTION / RENEWAL OPTION

1. First Right to Lease: Provided Lessee is not in default under any of the terms of the Lease, Lessee shall have a first right to lease any additional space on the Third Floor of the Building that becomes vacant. Prior to Lessor leasing any vacant area on the third floor to a third party, Lessor shall provide Lessee with notice of the vacancy and the existence of a rental prospect and Lessee must exercise this first right to lease, if at all, within three (3) business days of the date of the notice by giving to Lessor written notice of its intent to lease the additional space. If Lessee does exercise its first right to lease, then the additional space shall immediately be added to the Lease Premises under the same terms and conditions as apply to the Lease Premises at that time, with Rent for the additional office space at the same rate per square foot as set out in the Lease and terminating on the same date, unless renewed or extended. Lessee's failure to exercise its first right to lease in any one instance shall not operate as a waiver of this right. For purposes of prorating various expenses, the portion of the building represented by the Leased Premises shall be adjusted accordingly.

2. Renewal Option: Provided Lessee is not in default under any of the terms of the Lease, Lessee shall have the right to renew the term of the Lease for one
(1) additional term of five (5) years, provided Lessee has given Lessor at least 180 days prior written notice of its intent to exercise its right. The terms and conditions of the Lease for the renewal period shall be the same as specified in the Lease except that Rental Rate and Lessor Improvements shall be at the current market rates at the time the option is exercised.

                                   EXHIBIT F

                      CONTINUATION OF "RENT" SECTION 3(A)

Notwithstanding the foregoing, if all but a portion of the Leased Premises is not available for occupancy on the "Commencement Date", the monthly rental set forth above shall be prorated from the date the entire Leased Premises is available for occupancy (the "date of full occupancy") to the end of that calendar month and the monthly base rental for the period from the "Commencement Date" to the date of full occupancy shall (1) be the percentage of the monthly rental set forth above which is proportionate to the amount of the Leased Premises that is available for occupancy and (2) shall be prorated from the "Commencement Date" to the date of full occupancy.

STATE OF NORTH CAROLINA

                                                  FIRST AMENDMENT TO
                                                    LEASE AGREEMENT
COUNTY OF DURHAM

     THIS FIRST AMENDMENT TO LEASE AGREEMENT (the "First Amendment") is made and entered into this 15th day of December, 1995 by and between Hamad Jassim Althani by Rajai Zumot (hereinafter referred to as "Lessor") and Blue Cross and Blue Shield of North Carolina (hereinafter referred to as "Lessee").

                                  WITNESSETH:

     WHEREAS, pursuant to that certain Lease dated November 8, 1994 (the "Lease") by and between Lessor and Lessee, Lessor leased to Lessee certain premises containing approximately 11,851 rentable square feet (the "Premises"), in a building known as South Park Office Center, Durham, Durham County, North Carolina (the "Building"), all as more particularly described in the Lease, for a term which commenced on January 1, 1995 and expires on December 31, 1999 (the "Original Term"); and

     WHEREAS, Lessor and Lessee desire to amend the Lease to, among other things, increase the rentable square footage leased by the Lessee by 4,282 to 16,133 total rentable square feet, and extend the term of the Lease.

     NOW, THEREFORE, for and in consideration of the premises, mutual promises and the provisions contained herein, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, Lessor and Lessee hereby agree to amend the Lease as follows:

     1. Demised Premises. Lessee hereby agrees to rent from Lessor, an additional 2,738 rentable square feet in the Building, more particularly described as Suite 390, an additional 1,069 rentable square feet in the Building, more particularly described as Suite 311, and an additional 475 rentable square feet in the Building, more particularly described as Suite 415 (collectively referred to as the "Additional Premises"), commencing on January 1, 1996, running concurrent with the Original Term, and expiring on December 31, 1999. Provided, however, Lessee understands and acknowledges that the additional 1,069 rentable square feet, referred to above, and the additional 475 rentable square feet, referred to above, are not currently available to be rented to Lessee by Lessor. Lessee hereby agrees to accept the additional 1,069 rentable square feet and the additional 475 rentable square feet as soon as they are made available to Lessee for occupancy by Lessor, but in no event earlier than January 1, 1996. Lessee hereby agrees, acknowledges and understands that said additional 1,069 rentable square feet and said additional 475 rentable square feet shall not be made available for occupancy to Lessee by Lessor until the current tenants occupying said spaces have moved out of said spaces and executed acceptable Termination Agreements and any and all other documents required by Lessor. Lessor agrees to notify Lessee when said spaces are available for occupancy, and Lessee agrees to begin paying rent on the additional 1,069 rentable square feet and the additional 475 rentable square feet when said spaces are made available for occupancy by Lessee.

     2. Rent for Additional Premises. In addition to the rent payable under the Lease for the Premises, the minimum annual rent payable under the Lease for the Additional Premises shall be payable in equal monthly installments in accordance with Paragraph 3 of the Lease, without set-off or deduction, as set forth below:

Lease Year            Annual Rent Per Square Foot       Additional Monthly Rent

January 1, 1996-
December 31, 1996               $16.12                      $5,752.15/month

January 1, 1997-
December 31, 1997               $16.76                      $5,980.53/month

January 1, 1998-
December 31, 1998               $17.44                      $6,223.17/month

January 1, 1999-
December 31, 1999               $18.13                      $6,469.39/month

     Note: The above-stated Additional Monthly Rental amounts assume Lessee takes occupancy of the additional 1,069 rentable square feet and the additional 475 rentable square feet and begins paying rent for said spaces on January 1, 1996. In the event Lessee takes occupancy of the additional 1,069 rentable square feet and/or the additional 475 rentable square feet after January 1, 1996, Lessor agrees the Additional Monthly Rental amounts shall be prorated accordingly.

     Note Further: For the purposes of prorating various expenses, the Additional Premises leased by the Lessee during the Original Term will represent an additional 7.39% of the Building.

     3. Extension of Lease Term for the Premises and Additional Premises. The term of the Lease for the Premises and Additional Premises, a total of 16,133 rentable square feet, shall be extended for an additional two (2) year term, commencing on January 1, 2000 and expiring on December 31, 2001 (the "Extended Term").

     4. Rent for Extended Term. The minimum annual rent payable under the Lease for the Extended Term shall be payable in equal monthly installments in accordance with Paragraph 3 of the Lease, without set-off or deduction, as set forth below:

Lease Year            Annual Rent Per Square Foot            Monthly Rent

January 1, 2000-
December 31, 2000               $18.85                     $25,342.25/month

January 1, 2001-
December 31, 2001               $19.60                     $26,350.57/month

     Note: For the purposes of prorating various expenses, the total space leased by the Lessee during the Extended Term will represent 27.83% of the Building.

     5. Renewal Option. Lessee's Renewal Option, as provided in Exhibit E, Paragraph 2, of the Lease, shall be deleted and replaced with the following Renewal Option: At the expiration of the Extended Term, provided Lessee is not in default under any of the terms of the Lease and any amendments thereto, Lessee shall have the right to renew the term of the Lease for one (1) additional term of five (5) years, provided Lessee has given Lessor at least 180 days prior written notice of Lessee's intent to exercise its right to renew. The rental rate for such renewal period shall be at the current market rate at the time the option is exercised.

     6. Operating Expenses. For the purposes of the Additional Premises during the Original Term, and the Premises and the Additional Premises during the Extended Term, the 1995 calendar year will be the "Base Year" for the determination of calculating any excess operating expenses payable by the Lessee as additional rent.

     7. Improvements. Lessor shall provide Lessee a maximum amount of $19,269.00, which equals $4.50 per rentable square foot multiplied by the 4,282 rentable square feet, as an allowance for making improvements to the additional 4,282 rentable square feet. Lessee will submit to Lessor an outline of improvements for Lessor's approval, and such approval will not be unreasonably withheld. Lessee agrees that all such work shall be completed in a good and workmanlike manner and that such improvements to the Additional Premises shall be in compliance with federal, state and local law, including, but not limited to, the Americans with Disabilities Act (the "ADA") and, upon request of Lessor, Lessee shall provide Lessor with evidence reasonably satisfactory to Lessor that such work was performed in compliance with the ADA. Furthermore, Lessee covenants and agrees that any and all future alterations or improvements made by Lessee to the Additional Premises or the Premises shall comply with the ADA.

     8. Mutual Acknowledgment of Non-Existence of Claims. Lessor and Lessee acknowledge and agree that as of the date hereof there are no known claims by either party against the other party hereto arising from their relationship as Lessor and Lessee pursuant to the terms of the Lease, as amended.

     9. Binding Effect. This First Amendment shall apply to, inure to the benefit of, and be binding upon the parties hereto and upon their respective heirs, legal representatives, successors and permitted assigns, except as otherwise provided herein.

     10. Full Force and Effect. Except as amended hereby, all terms, covenants and conditions of the Lease shall remain the same and continue in full force and effect and shall be deemed unchanged. To the extent that there is any conflict between the terms of this First Amendment and those of the Lease, the terms of this First Amendment will govern.

     11. Effective Date. The provisions of this First Amendment are effective on December __, 1995.

     IN WITNESS WHEREOF, the parties hereto have hereunto executed this First Amendment as of the day and year first above written.

                              Lessor:

                              Hamad Jassim Althani by Rajai Zumot

(Corporate Seal)

                              By: /s/            Rajai Zumot
                                  --------------------------------------------

                              Title: General Agent
                                  --------------------------------------------



                              Lessee:

                              Blue Cross and Blue Shield of North Carolina

(Corporate Seal)

                              By: /s/        Kenneth C. Otis II
                                  --------------------------------------------

                              Title: President
                                  --------------------------------------------

Attest:

By: /s/ (Signature Illegible)
    ----------------------------

Title:                           Secretary
    ----------------------------

STATE OF NORTH CAROLINA

                                                  SECOND AMENDMENT TO
                                                    LEASE AGREEMENT
COUNTY OF DURHAM

     THIS SECOND AMENDMENT TO LEASE AGREEMENT (the "Second Amendment") is made and entered into this ____ day of January, 1999 by and between Hamad Jassim Althani by Rajai Zumot ("Landlord") and Blue Cross and Blue Shield of North Carolina ("Tenant").

                                  WITNESSETH:

     WHEREAS, pursuant to that certain Lease dated November 8, 1994 (the "Lease") by and between Landlord and Tenant, Landlord leased to Tenant certain premises containing approximately 11,851 rentable square feet (the "Premises"), in a building known as South Park Office Center, Durham, Durham County, North Carolina (the "Building"), all as more particularly described in the Lease, for a term which commenced on January 1, 1995 and expires on December 31, 1999; and

     WHEREAS, pursuant to that First Amendment to Lease Agreement dated December 15, 1995, ("First Amendment"), Landlord and Tenant amended the Lease to, among other things, increase the rentable square footage leased by Tenant by 4,282 rentable square feet to 16,133 total rentable square feet, and extend the term of the Lease to expire on December 31, 2001, and set forth the rent for the original and the extended term.

     WHEREAS, Landlord and Tenant desire to amend the Lease to, among other things, decrease the rentable square footage leased by the Tenant by 475 rentable square feet, more particularly described as Suite 415 of the Building, to 15,658 total rentable square feet and adjust the rent accordingly.

     NOW, THEREFORE, for and in consideration of the premises, mutual promises and the provisions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby agree to amend the Lease as follows:

     1. Effective on the date first set forth above, which shall be the date that this Second Amendment is fully executed by Landlord and Tenant ("Effective Date"), the Premises are hereby reduced by 475 rentable square feet, being more particularly described as Suite 415 of the Building, to 15,658 total rentable square feet.

     2. The minimum annual rent for the Premises shall be reduced by the amount obtained when 475 is multiplied by the applicable rent per rentable square foot. The new minimum annual rent shall be payable in equal monthly installments in accordance with Paragraph 3 of the Lease, without set off or deduction as set forth on the following schedule:

Lease Year                                   Monthly Base Rent

Effective Date - December 31, 1999           $23,656.63 ($18.13 per square foot)

January 1, 2000 - December 31, 2000          $24,596.11 ($18.85 per square foot)

January 1, 2001 - December 31, 2001          $25,574.73 ($19.60 per square foot)


     3. After reducing the Premises by 475 rentable square feet, for the purposes of prorating various expenses for calculating additional rent, the total space leased by the Tenant as of the Effective Date is 27.01% of the Building.

     4. Except as amended herein, Landlord and Tenant acknowledge and agree that all other terms, conditions and provisions of the Lease, as amended by the First and Second Lease Amendments, shall be and remain in full force and effect. All defined terms from the Lease used herein shall have the same meanings as used in the Lease.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment effective as of the day and year first above written.

                              LANDLORD:

                              Hamad Jassim Althani by Rajai Zumot



                              By:
                                  --------------------------------------------

                              Title:
                                  --------------------------------------------



                              TENANT:

                              Blue Cross and Blue Shield of North Carolina



                              By:
                                  --------------------------------------------

                              Title:
                                  --------------------------------------------

Attest:

By:
    ----------------------------

Title:                 Secretary
    -------------------

(corporate seal)